UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2022

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40699	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PMCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2022 (the “Separation Date”), Gerald W. Crabtree, the Chief Scientific Officer of PharmaCyte Biotech, Inc. (the “Company”), resigned from his position as an employee of the Company.

In connection with Mr. Crabtree’s departure, on October 12, 2022, the Company entered into a Release Agreement with Mr. Crabtree (the “Release Agreement”). The Release Agreement becomes irrevocable seven days after execution of the Release Agreement and becomes effective on October 20, 2022 (the “Effective Date”). Pursuant to the Release Agreement, the Company agreed to pay Mr. Crabtree the aggregate sum of $29,694.88 which consists of accrued wages, expense reimbursements, accrued unused paid time off (less applicable withholdings and deductions), and three months of Mr. Crabtree’s base salary as of the Separation Date, which salary is payable in substantially equal installments over a three-month period in accordance with the Company’s regular payroll practices. The Release Agreement includes releases of claims by Mr. Crabtree in favor of the Company and certain Released Parties (as defined therein). Mr. Crabtree remains subject to certain continuing obligations, including a confidentiality agreement to which he is a party.

The foregoing summary of the Release Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Release Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.08	Shareholder Director Nominations.

To the extent applicable, the information regarding the Annual Meeting in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01	Other Events.

Annual Meeting

The Board of Directors (the “Board”) of the Company has determined that the Company’s 2022 Annual Meeting of Stockholders (“Annual Meeting”) will be held on December 28, 2022, which is more than 30 days from the anniversary date of the Company’s 2021 Annual Meeting of Stockholders. The time of the Annual Meeting which will be held virtually will be set forth in the Company’s definitive proxy statement for the Annual Meeting to be filed with the Securities and Exchange Commission (“SEC”). Stockholders seeking to bring business before the Annual Meeting or to nominate candidates for election as directors at the Annual Meeting must deliver such proposals or nominations to the principal executive offices of the Company not later than October 28, 2022, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials for the 2022 Annual Meeting. Any stockholder proposal or director nomination must also comply with the requirements of Nevada law, the rules and regulations promulgated by the SEC and the Company’s bylaws, as applicable.

Repurchase Program; 10b5-1 Plan

On October 10, 2022, the Board authorized the Company to continue its existing common stock repurchase program (the “Repurchase Program”), approved on May 31, 2022, pursuant to which the Company is authorized to repurchase up to $10 million of the Company’s shares of common stock over a two-year period. On October 13, 2022, the Company adopted a Rule 10b5-1 plan (the “Plan”) in connection with the Company’s Repurchase Program. Repurchases under the Plan will be administered through an independent broker. Repurchases are subject to SEC regulations as well as certain price, market volume and timing constraints specified in the Plan. Further information regarding the Repurchase Program will be available in the Company’s periodic reports filed with the SEC on Forms 10-K and 10-Q as required by the applicable rules of the Securities Exchange Act of 1934, as amended.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
10.1	Release Agreement, dated October 12, 2022, by and between PharmaCyte Biotech, Inc. and Gerald W. Crabtree.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2022	PHARMACYTE BIOTECH, INC.

	By:	/s/ Joshua N. Silverman Joshua N. Silverman Interim Chief Executive Officer and Interim President

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